UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

Morphic Holding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38940	47-3878772
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

35 Gatehouse Drive, A2 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 996-0955

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MORF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 2, 2023, Morphic Holding, Inc. (“Morphic”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Morphic agreed to issue and sell 5,333,334 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold at the public offering price of $45.00 per share. Pursuant to the Underwriting Agreement, Morphic has also granted the Underwriters a 30-day option to purchase up to an additional 800,000 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3ASR (File No. 333-258703) that was filed by Morphic with the Securities and Exchange Commission (“SEC”) on August 11, 2021, which became automatically effective upon filing, and a related prospectus supplement.

Morphic estimates that net proceeds from the Offering will be approximately $225.1 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. Morphic intends to use the net proceeds from the Offering to fund research, clinical trial and process development and manufacturing of Morphic’s product candidates, including MORF-057 and other programs generated from Morphic’s MInT Platform, working capital, capital expenditures and other general corporate purposes. Morphic expects the Offering to close on May 5, 2023, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On May 2, 2023 and May 3, 2023, Morphic issued press releases announcing the launch and the pricing of the Offering, respectively. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the expected net proceeds of the Offering, the anticipated use of proceeds of the Offering and satisfaction of the closing conditions of the Offering. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause Morphic’s results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties disclosed in this Current Report on Form 8-K and other risks set forth in Morphic’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the SEC on April 25, 2023. Forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and Morphic specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated May 2, 2023
5.1	Opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)
99.1	Launch Press Release dated May 2, 2023
99.2	Pricing Press Release dated May 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document). 23-14474-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORPHIC HOLDING, INC.

Date: May 3, 2023	By:	/s/ Marc Schegerin
Marc Schegerin, M.D.
Chief Financial Officer and Chief Operating Officer